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                                                                       Exhibit 5





                                 August 9, 2000


The Board of Directors of Caldera Systems, Inc.
240 West Center Street
Orem, Utah  84057

Re: Registration Statement on Form S-8 filed by Caldera Systems, Inc. (the "Company") with respect to the Caldera Systems, Inc. 1998 Stock Option Plan, the Caldera Systems, Inc. 1999 Omnibus Stock Incentive Plan, and the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan.

Gentlemen:

        We refer you to the Company's Registration Statement on Form S-8 (the "Registration Statement") to be filed under the Securities Act of 1933, as amended, for registration of (i) 3,252,088 shares of Common Stock, $0.001 par value, of the Company ("Common Stock") to be issued by the Company upon the exercise of options granted or to be granted pursuant to the Caldera Systems, Inc. 1998 Stock Option Plan (the "1998 Plan"), (ii) 6,405,238 shares of Common Stock to be issued by the Company upon the exercise of options granted or to be granted pursuant to the Caldera Systems, Inc. 1999 Omnibus Stock Incentive Plan (the "1999 Plan"), and (iii) 500,000 shares of Common Stock to be issued by the Company pursuant to the Caldera Systems, Inc. 2000 Employee Stock Purchase Plan (the "2000 Plan"). We advise you that, in our opinion:

        A. When issued in accordance with the terms and conditions of the 1998 Plan and pursuant to the Registration Statement, the 3,252,088 shares of Common Stock available for issuance upon the exercise of options granted or to be granted pursuant to the 1998 Plan will be legally issued, fully paid and nonassessable.

        B. When issued in accordance with the terms and conditions of the 1999 Plan and pursuant to the Registration Statement, the 6,405,238 shares of Common Stock available for issuance upon the exercise of options granted or to be granted pursuant to the 1999 Plan will be legally issued, fully paid and nonassessable.

        C. When issued in accordance with the terms and conditions of the 2000 Plan and pursuant to the Registration Statement, the 500,000 shares of Common Stock available for issuance pursuant to the 200- Plan will be legally issued, fully paid and nonassessable.

        We hereby consent to the filing of the opinion as an exhibit to the Registration Statement.

                                          Very truly yours,

                                          /s/ Parr Waddoups Brown Gee & Loveless

                                          PARR WADDOUPS BROWN GEE & LOVELESS


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